                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            VERTEX INTERACTIVE, INC.

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)    Title of each class of securities to which transaction applies:

     2)    Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)    Proposed maximum aggregate value of transaction:

     5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:
       2)  Form, Schedule or Registration Statement No.:
       3)  Filing Party:
       4)  Date Filed:

                            VERTEX INTERACTIVE, INC.

                                 23 CAROL STREET

                         CLIFTON, NEW JERSEY 07014-0996

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TUESDAY, FEBRUARY 6, 2001 AT 10:00 A.M.

To the Stockholders:

The Annual Meeting of Stockholders of Vertex Interactive, Inc. ("the Company") will be held at 600 Madison Avenue, 26th Floor, New York, New York on Tuesday, February 6, 2001 at 10:00 A.M., for the following purposes:
1. To elect eight directors for the ensuing one year term (Page 2 of proxy statement);

2. To approve the adoption of the Company's Amended and Restated Stock Option Plan and to increase the number of shares of Common Stock available under such plan from 4,000,000 shares to 8,000,000 shares (Page 16 of proxy statement); and.

3. To transact any other business which properly may be brought before the meeting (Page 22 of proxy statement).

All stockholders are cordially invited to attend, although only stockholders of record at the close of business on January 10, 2001 will be entitled to vote at the meeting.

By order of the Board of Directors,


Barbara H. Martorano
Barbara H. Martorano
Secretary

Clifton, New Jersey
January 16, 2001

                             YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return the accompanying form of proxy to Securities Transfer Corporation, 2591 Dallas Parkway, Frisco, Texas 75034 or fax to (469) 633-0088, Attn: Proxy Dept., so that if you are unable to attend the meeting, your shares may nevertheless be voted.

                            VERTEX INTERACTIVE, INC.

                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of Vertex Interactive, Inc. (the "Company" or "Vertex") for use at the Annual Meeting of Stockholders (the "Annual Meeting") on February 6, 2001 or at any adjournment or postponement thereof.

         The Company's principal executive office is located at 23 Carol Street, Clifton, New Jersey 07014-0996. The approximate date on which this Proxy Statement is first being sent to stockholders is January 17, 2001.

         You may revoke the proxy at any time prior to its use by delivering a written notice to the Secretary of the Company, by executing a later-dated proxy or by attending the meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the meeting in accordance with the specifications made by you thereon, or, in the absence of such specifications for, (i) the election of directors nominated herein for one year and (ii) approval of the adoption of the Company's Amended and Restated Stock Option Plan and to increase the number of shares of Common Stock available under such plan from 4,000,000 shares to 8,000,000 shares.

         Holders of record of shares of Common Stock, par value $.005 per share, ("Common Stock") of the Company at the close of business on January 10, 2001 will be entitled to one vote per share. The Common Stock will be voted together as one class. On January 10, 2001, there were approximately 30,630,154 outstanding shares of Common Stock of the Company. Other than the Common Stock, there are no other voting securities outstanding.

                         ITEM 1 - ELECTION OF DIRECTORS

         At the Annual Meeting, eight directors are to be elected to serve for a term of one year or until their successors are elected and qualified. It is intended that proxies will be voted for the nominees set forth herein. Although it is expected that all candidates will be able to serve, if one or more is unable to do so, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board of Directors unless it reduces the number of directors to be elected.

         The table below presents information as of December 31, 2000 on the nominees for election as directors of the Company for a one year term expiring in 2002:

                                                                                                 Director
Name of Nominee                      Age            Principal Occupation                          Since
---------------                      ---            --------------------                          -----

Hugo H. Biermann                      51         Joint Chairman/Joint Chief Executive Officer      1999
                                                 Vertex Interactive Inc.

Nicholas R. H. Toms                   52         Joint Chairman/Joint Chief Executive Officer      1999
                                                 Vertex Interactive Inc.

Gregory N. Thomas                     54         Vice Chairman                                     1999
                                                 Vertex Interactive Inc.

Wayne L. Clevenger                    57         Managing Director                                 1999
                                                 MidMark Capital, L.P.

Stephen M. Duff                       37         Senior Investment Manager                         2000
                                                 The Clark Estates, Inc
                                                 .
Otto Leistner                         56         Managing & Senior Partner                         2000
                                                 Leistner Pokoj Schnedler

George A. Powch                       53         President and CEO                                 1987
                                                 Huber+Suhner (North America) Corp.

Joseph R. Robinson                    58         Managing Director                                 1999
                                                 MidMark Capital, L.P.

         There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board of Directors.

         Hugo H. Biermann has served as Joint Chairman of the Board of Directors, Joint Chief Executive Officer and a Director of the Company since September 1999. Mr. Biermann has been a principal in Edwardstone & Company, Incorporated ("Edwardstone"), an investment management company, since 1986 as well as serving as President of Edwardstone since 1989. From 1988 to 1995 Mr. Biermann served as Director and Vice Chairman of Peak Technologies Group, Incorporated ("Peak Technologies"), a company involved in automated data capture technologies.

          Nicholas R. H. Toms has served as Joint Chairman of the Board of Directors, Joint Chief Executive Officer and a Director of the Company since September 1999. Mr. Toms has been a principal of Edwardstone, an investment management company, since 1986 and Chairman and Chief Executive Officer of Edwardstone since 1989. From 1988 to 1997, Mr. Toms served as Chairman, President and Chief Executive Officer of Peak Technologies.



          Gregory N. Thomas has been a Director of the Company since September 1999 and in December 2000 was appointed Vice Chairman of the Company. Mr. Thomas is also Vice Chairman and a Director of Strategic Legal Resources, Inc. Mr. Thomas had been a managing director of Treacy Ventures LLC, a private venture capital company, from February 1999 to October, 1999. From December 1997 to February

1999, Mr. Thomas served as Vice Chairman and a Director of Freedom
Securities, Inc., an investment bank. Prior to his association with Freedom Securities, Inc. Mr. Thomas was President of ShadowWood Corporation, a private real estate development company from 1991 through 1997. Mr. Thomas also sits on the board of directors of Obermeyer Asset Management, Inc.


          Wayne L. Clevenger has been a Director of the Company since September 1999. Mr. Clevenger has been a managing director of MidMark Advisors, Inc., the general partner of MidMark Equity Partners, L.P., since 1994 and a managing director of MidMark Associates, Inc., the general partner of MidMark Capital L.P., since 1994. MidMark Capital L.P. is an investment limited partnership holding equity securities in several private portfolio companies.


          Stephen M. Duff has been a Director of the Company since June 2000 and is the Senior Investment Manager of The Clark Estates, Inc. Prior to joining The Clark Estates in 1995, Mr. Duff was a Vice President of The Portfolio Group, Inc., a subsidiary of The Chemical Banking Corporation, Inc. from 1990.

         Otto Leistner has been a Director since April 2000. He has been a Partner since 1995 in Leistner Pokoj Schnedler, a midsize accounting and consulting firm in Frankfurt, Germany with a staff of approximately 100.

          George A. Powch has served as a Director of the Company since 1987. Since 1996 Mr. Powch has been the President and Chief Executive Officer of Huber + Suhner (North America) Inc., responsible for the North American units of Huber + Suhner AG of Switzerland. Prior to becoming President and CEO, Mr. Powch served as a consultant to Huber+Suhner. Mr. Powch serves as a Director on the boards of Huber+Suhner (North America) Corp., Huber+Suhner Integrations, Inc., Huber+Suhner, Inc., Champlain Cable Corporation as well as the Vermont Business Round Table.

          Joseph R. Robinson has been a Director of the Company since September 1999. Mr. Robinson has been a managing director of MidMark Advisors, Inc., the general partner of MidMark Equity Partners, L.P., since 1994 and a managing director of MidMark Associates, Inc., the general partner of MidMark Capital L.P., since 1994. MidMark Capital L.P. is an investment limited partnership holding equity securities in several private portfolio companies.

Operation of Board of Directors and Committees

         The Board of Directors met seven times during the fiscal year ended September 30, 2000. Standing committees of the Board include an Audit Committee, which met four times, and a Stock Option/Compensation Committee, which met five times. The Company does not have a Nominating Committee.

         The Audit Committee is comprised of Messrs. Thomas (Chair), Powch and Leistner. All members were non-employee directors. Pursuant to the Audit Committee Charter, the Committee's primary duties and responsibilities are to 1) serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system; 2) review and appraise the audit efforts of the Corporation's independent accountants; and 3) provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

         The Stock Option/Compensation Committee is comprised of Messrs. Clevenger (Chair), Powch and Thomas. The Committee's primary functions are to determine remuneration policies applicable to the Company's executive officers and to determine the bases of the compensation of the Chief Executive Officer, including the factors and criteria on which such compensation is to be based. The Committee also administers the Company's Stock Option Plan.

         Each incumbent director during fiscal year 2000 attended 100% of the total number of meetings of the Board of Directors during the time in which he served. Two out of the three members of the Audit Committee attended 100% of the total number of meetings held, with one member attending 75% of the total number of meetings held. All members of the Stock Option/Compensation Committee of the Board attended 100% of the total number of meetings held during the time on which the director served.

Compensation of Directors

         Non-employee directors presently receive compensation of $1,000 per quarter for their services as a director. The Company reimburses directors for their reasonable out-of-pocket expenses with respect to board meetings and other Company business.

         In addition, in January 2000, the Company granted options to purchase 100,000 shares of common stock at $3.85 (110% of the fair market value of the stock on the date of grant) to each of Mr. Clevenger, Mr. Robinson, Mr. Thomas and Mr. Denis Newman (a former Director, who resigned from the Board effective August 9, 2000). These options were granted to compensate these individuals for consultation, advice, due diligence and other work performed in addition to the standard scope of responsibilities of an outside director. Such options were fully vested on the date of grant and expire five years from that date.

                               EXECUTIVE OFFICERS

          In addition to Messrs. Biermann, Toms and Thomas the following persons were executive officers of Vertex Interactive, Inc. as of the record date:



Name                          Age                          Position
----                          ---                          --------



Guillermo Bautista, Jr.        44                 President, Enterprise Solutions Group

Raymond J. Broek               49                 Chief Financial Officer and Treasurer

Douglas L. Davis               42                 President, Point Solutions Group

Jacqui Gerrard                 46                 Chief Operating Officer - Europe

Barbara H. Martorano           44                 Corporate Secretary

Russell E. McCabe              50                 Chief Executive Officer, Applied Tactical Systems

Donald W. Rowley               49                 Executive Vice President - Finance and Administration

Louis J. Schilt                51                 Chief Operating Officer, Enterprise Solutions Group

Robert P. Schilt               48                 Chief Executive Officer, Enterprise Solutions Group

         Guillermo Bautista, Jr. has been with Vertex since September 2000. Prior to joining the Company Mr. Bautista had been a National Practice Executive/Managing Principal of IBM Global Services Logistics and Supply Chain Management Division of IBM Corporation, and had been with IBM for approximately twenty years.

         Raymond J. Broek has been with Vertex since March 2000 and, previously had been a consultant to Vertex and other middle market companies. From 1973 to 1999, Mr. Broek was with Ernst & Young LLP; the last 12 years as a partner providing accounting and auditing services.

          Douglas L. Davis joined Vertex in April 2000. From 1997 to 2000, prior to joining Vertex, Mr. Davis was President and CEO of Tape Laboratories, Inc., a mass storage software company. Mr. Davis had been employed by Peak Technologies from February 1988 to March 1997 holding a number of senior level positions, culminating in Vice President, North American Sales.

         Jacqui Gerrard joined Vertex in March 2000. From March 1999 to February 2000 Ms. Gerrard served as the Director of Human Resources for Logical, the systems integration division of Datatec, a software networking corporation. From February 1998 to February 1999 she managed the European organization of Peak Technologies, after first serving as the Human Resource Director for the European Division from September 1997. Prior to that, Ms. Gerrard was a Director of Human Resources for ICL, an information technology systems company.

         Barbara H. Martorano joined the Company in June 1990 and has served in a variety of positions, including Sales Coordinator, Office Administrator, Assistant to the President and Chairman of the Board, as well as, Corporate Secretary as of January 17, 1996.

         Russell E. McCabe has been President and Chief Executive Officer of Applied Tactical Systems, Inc., since 1988 and with Vertex since December 2000, when Applied Tactical Systems was acquired by Vertex.

         Donald W. Rowley joined the Company in December 2000. Previously, Mr. Rowley was with Brightstar Information Technology Group from January 1999, when he was appointed its Chief Financial Officer and Secretary, and was elected to the Brightstar Board. Prior to that appointment, he was interim Chief Financial Officer and a director of PetroChemNet, Inc., a business-to-business internet-based marketplace serving the petrochemical and petroleum segments of the energy industry, from 1998 to 1999. From 1995 to 1998, he was an independent management consultant and worked with several companies, which included serving as interim Chief Financial Officer of Norand Corporation, a public company engaged in the design and development of mobile computing systems and wireless data networks. From 1994 to 1995 Mr. Rowley was President and a director of VTX Electronics Corporation, a public company engaged in the distribution of electronic components and cable, and manufacture of electronic cable assemblies.

         Louis J. Schilt has been with Vertex since September 2000 when Vertex purchased all of the outstanding stock of Renaissance Software, Inc. Prior to co-founding Renaissance Software in 1994, Mr. Schilt served as a principal of ProSell, a financial publishing and market analysis company. He also has held management positions with the Federal Aviation Administration and the Financial Accounting Standards Board. Louis Schilt is the brother of Robert Schilt.

         Robert P. Schilt has been with Vertex since September 2000 when Vertex purchased all of the outstanding stock of Renaissance Software Inc. Prior to co-founding Renaissance Software in 1994, he served as President of Imrex Computer Systems, Inc for 12 years. Robert Schilt is the brother of Louis Schilt.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Wayne Clevenger and Joseph Robinson, directors of the Company, are partners in Midmark Associates, which firm provides consulting services to the Company. During fiscal 2000, the Company paid $250,000 to MidMark Associates for consulting services pursuant to a five year management agreement entered into in September 1999.

         Prior to joining the Company in April 2000, Doug Davis, an Executive Officer, provided consulting services to Positive Developments, Inc. ("PDI"). In addition, Mr. Davis held a 7.5% ownership interest in PDI. In June 2000, the Company merged with PDI, and as a result of the transaction, Mr. Davis received 29,892 shares of Vertex common stock for his ownership interest in PDI.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 2000, 1999 and 1998 of those persons who were, at September 30, 2000, executive officers of the Company and earned $100,000 or more in any of the respective fiscal years:


                                                                                        Long Term
                                                                                        Compensation
                                                                                        ------------
                                                                                        Securities
                                                             Annual Compensation        Underlying
Name and Principal Position                    Year           Salary         Bonus      Options  (#)
---------------------------                    ----           ------         -----      ------------

Hugo H. Biermann                               2000          $300,000           --          475,000
  Joint Chairman of the Board                  1999              --             --            --
  Joint Chief Executive Officer                1998              --             --            --

Nicholas R.H. Toms                             2000          $300,000           --          475,000
  Joint Chairman of the Board                  1999              --             --            --
  Joint Chief Executive Officer                1998              --             --            --

Ronald C. Byer                                 2000          $145,000           --            --
  Former President, CEO                        1999          $120,400           --            --
  Treasurer and Director                       1998          $115,000           --            --

Jacqui Gerrard                                 2000          $ 95,425        $39,800        100,000
  Chief Operating Officer - Europe             1999              --             --            --
                                               1998              --             --            --

(1) All officers and U.S. based employees of Vertex are eligible to participate in the 401k Savings and Retirement plan that is financed by voluntary employee and Company contributions. See "401(k) Savings and Retirement Plan".

(2) In accordance with the rules of the Securities and Exchange Commission, other compensation received in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

Employment Agreements

         Effective October 1, 1999, Edwardstone entered into an agreement with the Company pursuant to which Edwardstone agreed to provide the services of Messrs. Biermann and Toms to act as the Joint Chairmen and Joint Chief Executive Officers of the Company. Such Agreement provides for aggregate annual compensation of $600,000 and entitles them to participate in all employee benefit plans sponsored by Vertex in which all other executive officers of Vertex participate. The agreement has an initial five-year term and continues thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal, unless terminated by either the Company or the employee upon thirty days written notice prior to the end of either the initial (5 year) term or any subsequent one-year term, as the case may be.

         Prior to August 1, 2000, Mr. Byer served as the President and Treasurer of the Company. Effective August 1, 2000, Mr. Byer entered into a two-year Consulting Agreement to assist the Company concerning various aspects of the Company's business operations and with respect to acquisitions and business opportunities. The Agreement requires Mr. Byer to devote three days per week in the first year of the agreement at an annual compensation of $100,000, reducing to 2 days per week and $75,000 per annum, respectively, in the second year.

Stock Option Grants in Last Fiscal Year

         The following table describes certain information regarding stock options granted to each of the named executive officers in the fiscal year ended September 30, 2000, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent Vertex's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the timing of such exercises and the future performance of Vertex's common stock.

                                                                                   Potential realizable
                                            Percent                                  value at assumed
                           Number of       of total                               annual rates of stock
                          securities        options                                price appreciation
                          underlying      granted to    Exercise                    for option term
                            options      employees in     price   Expiration        ---------------
Name                        granted       fiscal year   ($/share)    Date            5%          10%
----------------------------------------------------------------------------------------------------

Hugo Biermann                475,000          8.1%      $ 3.85(1)   1/03/2010  $ 1,150,091   $ 2,914,557
Nicholas Toms                475,000          8.1%        3.85(1)   1/03/2010    1,150,091     2,914,557
Jacqui Gerrard               100,000          1.7%        4.00      1/31/2010      251,558       637,497

(1) The exercise price for all stock options granted to Messrs. Biermann and Toms represents 110% of the fair market value on the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

         The following table describes for the named executive officers, the exercisable and unexercised options held by them as of September 30, 2000. No options were exercised by the named executive officers in fiscal 2000. The "Value of Unexercised In-the-Money Options at Fiscal Year End" is based on a value of $18.3125 per share, the closing price of Vertex's common stock on The Nasdaq Stock Market's National Market, on September 29, 2000, less the per share exercise price, multiplied by the number of shares to be issued upon exercise of the options. Of the unexercisable stock options for Mr. Toms and Mr. Biermann, 75,000 options were granted under Vertex's Incentive Stock Option Plan (the "Plan") and vest at a rate of 20% per year. The remaining 200,000 of unexercisable stock options for Mr. Toms and Mr. Biermann were granted outside of the Plan and vest at a rate of 50% per year. The 200,000 of exercisable stock options for Mr. Toms and Mr. Biermann were granted outside of the Plan and were immediately exercisable.



                                           Number of Securities               Value of unexercised
                                          Underlying unexercised             in-the-money options at
                                        Options at fiscal year end               fiscal year end
Name                                    Exercisable     Unexercisable      Exercisable   Unexercisable
----                                    -----------     -------------      -----------   -------------

Hugo Biermann                             200,000        275,000          $2,892,500     $3,977,188
Nicholas Toms                             200,000        275,000           2,892,500      3,977,188
Jacqui Gerrard                             50,000         50,000             715,625        715,625

401(k) Savings And Retirement Plan

         Vertex maintains a 401(k) savings plan (the "401(k) Plan") for the benefit of all U.S. based employees age 18 or over who have worked for at least three months and who are not covered by a collective bargaining agreement. The 401(k) Plan is qualified under Section 401(a) of the Code and is intended to qualify under Section 401(k) of the Code. The assets accumulated by the 401(k) Plan are held in a trust.

         Under the current terms of the 401(k) Plan, employees may elect to defer from Federal income tax up to 17% of their annual compensation, not to exceed Internal Revenue Code limits and have it contributed to the 401(k) Plan on their behalf. In addition, Vertex makes a discretionary contribution of up to 3% of a contributing employee's salary. (Beginning January 1, 2001, the Company will contribute 50% of an employee's salary deferral up to 6% or a 3% match) The salary deferrals are fully vested, while the Company's contributions vest 20% upon the completion of the second year of service with the Company or its subsidiaries, 20% upon completion of the third year of service, 20% upon the completion of the fourth year of service, 20% upon the completion of the fifth year of service and the remaining 20% upon the completion of the sixth year of service or, if earlier, upon the death, disability or retirement of the participant. Benefits under the 401(k) Plan are generally distributed in a lump sum following the participant's retirement, death, disability or termination of employment, or in a case of hardship, prior to the termination of the participant's employment.

         The charge against income for matching contributions for fiscal 1999 and 1998 was $18,000 and $3,000, respectively. There were no matching contributions in fiscal 2000.

Compensation Committee Interlocks and Insider Participation

         The following non-employee directors were the members of the Stock Option/Compensation Committee of the Board of Directors during 2000: Wayne Clevenger, George Powch and Gregory Thomas. During 2000 the Company paid $250,000 to MidMark Associates for consulting services pursuant to a five year management agreement entered into in September 1999. Mr. Clevenger is a managing director of MidMark Associates.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based on its review of such forms that it received, or written representations from reporting persons that no Forms 5 were required for such persons, the Company believes that, during fiscal 2000, all Section 16(a) filing requirements had not been satisfied on a timely basis for members of the Board of Directors and Executive Officers.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

         Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, this Report shall not be incorporated by reference into any such filings.

         The Stock Option/Compensation Committee of the Company's Board of Directors (the "Committee") has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company's compensation program for executive officers and other key employees, and the basis on which the 2000 compensation was determined for the executive officers of the Company, with particular detail given to the compensation for the Company's Joint Chairmen of the Board and Joint Chief Executive Officers.

Compensation of Executive Officers Generally

         The Committee is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company's Stock Option Plan. The Committee is comprised of three non-employee directors: Messrs. Clevenger (Chair), Powch and Thomas. The Committee's overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company's business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company's long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity engaged in the same or similar business.

         Base Salary. Base Salary levels for each of the Company's executive officers, including the Joint Chief Executive Officers, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities.

         Incentive Bonuses. The Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. The incentive bonus to each executive officer is based on the individual executive's performance as it relates to the Company's performance.

         Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers upon commencement of employment with the Company and from time to time thereafter, based primarily upon the individual's actual and/or potential contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the shareholder's return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended September 30, 2000, options to purchase an aggregate of 1,360,000 shares of Common Stock were granted to the Company's executive officers.

         Other Benefits. Benefits offered to the Company's executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability, or death. Benefits offered to the Company's executive officers are substantially the same as those offered to all of the Company's regular employees. The Company also maintains a tax-qualified deferred compensation 401(k) Savings and Retirement Plan covering all of the Company's eligible U.S. based employees.

Compensation of the Chief Executive Officer

         The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his/their past performance and its expectation of his/their future contributions to the Company's performance. Mr. Ronald C. Byer served as the Company's CEO from January 17, 1996 until October 1, 1999. Messrs. Biermann and Toms have served as Joint CEOs since that date under a five year agreement with compensation at $300,000 per annum. The Committee believes the compensation paid to Messrs. Byer, Biermann and Toms was reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

         Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and the other four most highly compensated executive officers of a corporation. The Company has not established a policy with regard to Section 162(m) of the Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. None of the compensation paid by the Company in 2000 was subject to the limitations on deductibility. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                          Stock Option/Compensation Committee
                                              Wayne L. Clevenger, Chairman
                                              George A. Powch
                                              Gregory N. Thomas

                             STOCK PERFORMANCE GRAPH

         The following line-graph provides a comparison of the cumulative total shareholder return on our Common Stock for the period September 30, 1995 through September 30, 2000, against the cumulative shareholder return during such period achieved by The Nasdaq Stock Market (U.S. Companies) ("Nasdaq US") and a Peer Index ("The Chase H&Q Technology Index"). The graph assumes that $100 was invested on September 30, 1995 in our Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.


                                                                       NASDAQ Stock          Chase H&Q
                    Measurement Period               Vertex            Market (U.S.          Technology
                    (Fiscal Year Covered)            Interactive       Companies)            Index
                    ------------------------        -------------      --------------        --------------

                    September 30, 1995              $ 100.00            $100.00              $100.00

                    September 30, 1996                 95.00             118.68               109.77

                    September 30, 1997                 82.50             162.92               163.67

                    September 30, 1998                 82.50             165.52               152.07

                    September 30, 1999                230.00             270.44               292.91

                    September 30, 2000              1,465.04             358.89               476.91





       The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         [PERFORMANCE GRAPH]

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the amount and percent of shares of Common Stock that, as of December 31, 2000, are deemed under the rules of the Securities and Exchange Commission (the "Commission") to be "beneficially owned" by each member of the Board of Directors of the Company, by each Named Executive Officer of the Company, by all Directors and Executive Officers of the Company as a group, and by any person or "group" (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of Common Stock.

                                                                   Shares Beneficially Owned
                                                              -----------------------------------
                                                              Number(1)                Percent(2)
                                                              ---------                ----------

5% Beneficial Owners:
    MidMark Capital L.P. (3)                                  5,300,000                    17.15%
        177 Madison Avenue
        Morristown, NJ 07960
    Russell E. McCabe                                         2,100,000                     6.86%
        22 Audrey Place
        Fairfield NJ 07004

Non-Employee Directors:
    Wayne L. Clevenger (3)                                    5,300,000                    17.15%
    Stephen M. Duff                                               --                         --
    Otto Leistner                                               522,875                     1.71%
    George A. Powch (4)                                          84,000                        *
    Gregory N. Thomas (5)                                       394,117                     1.28%
    Joseph R. Robinson (3)                                    5,300,000                    17.15%

Named Executive Officers:
    Hugo H. Biermann (6)                                        738,010                     2.38%
    Nicholas R. H. Toms (7)                                   1,451,610                     4.69%
    Ronald C. Byer                                              448,122                     1.46%
    Jacqui Gerrard (8)                                           60,000                        *

All directors and executive officers
     as a group (18 persons) (9)                             12,115,989                    37.64%

*        Less than 1%

(1) Represents shares held directly and with sole voting and investment power, except as noted, or with voting and investment power shared with a spouse.

(2) For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding include (i) 30,611,154 shares outstanding as of December 31, 2000 and (ii) shares issuable by us pursuant to options held by the respective person or group which may be exercised within 60 days following December 31, 2000 ("Presently Exercisable Options"). Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(3) Includes 300,000 shares issuable pursuant to Presently Exercisable Options and 5,000,000 shares owned by MidMark Capital, L.P.
         Mr. Joseph R. Robinson and Wayne L. Clevenger, directors of Vertex and managing directors of MidMark Capital, L.P., have dispositive and voting power over the MidMark Capital shares, but disclaim beneficial ownership of the shares.

(4)      Includes 10,000 shares issuable pursuant to Presently Exercisable
         Options.

(5)      Includes 100,000 shares issuable pursuant to Presently Exercisable
         Options.

(6) Includes 350,000 shares issuable pursuant to Presently Exercisable Options and 388,010 shares held in the name of Bunter BVI Limited of which Mr. Biermann may be deemed to be a beneficiary. Mr. Biermann, however, disclaims such beneficial ownership.

(7)      Includes 350,000 shares issuable pursuant to Presently Exercisable
         Options.

(8)      Includes 60,000 shares issuable pursuant to Presently Exercisable
         Options.

(9) Includes 1,574,000 shares issuable pursuant to Presently Exercisable Options; 5,000,000 shares owned by MidMark Capital L.P. for which Messrs. Clevenger and Robinson have dispositive and voting power; and 388,010 shares held by a company for which Mr. Biermann disclaims beneficial ownership.

                            ITEM 2 - APPROVAL OF THE
                     AMENDED AND RESTATED STOCK OPTION PLAN
                  AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001
                 (FORMERLY, THE INCENTIVE STOCK OPTION PLAN OF VERTEX
                               INTERACTIVE, INC.)

         On December 13, 2000, the Board approved the amendment and restatement of the Incentive Stock Option Plan of Vertex Interactive, Inc. (the "Predecessor Plan") into the Vertex Interactive, Inc. Amended and Restated Stock Option Plan (the "Plan"), subject to approval by the Company's shareholders. The Company's shareholders are now requested to approve the Plan, as amended and restated.

         A general description of the basic features of the Plan is set forth below. Such description is qualified in its entirety by reference to the full text of the Plan, which is set forth as Appendix A to this Proxy Statement.

         THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR ADOPTION OF THE VERTEX INTERACTIVE, INC. AMENDED AND RESTATED STOCK OPTION PLAN.

Purpose

The purpose of the Plan is to further and promote the interests of the Company, its subsidiaries and its shareholders by enabling the Company and its subsidiaries to attract, retain and motivate key employees, non-employee directors and consultants, or those who may become key employees, non-employee directors or consultants, of the Company and/or its subsidiaries, and to align the interests of those individuals and the Company's shareholders. To do this, the Plan offers stock options providing key employees, non-employee directors and consultants with an interest in maximizing the growth, profitability and overall success of the Company and/or its subsidiaries.

Number of Shares

The maximum number of shares of Company common stock, par value $.005 per share ("Common Stock"), as to which awards may be granted under the Plan may not exceed eight million (8,000,000) shares. The Predecessor Plan permitted grants of up to four million (4,000,000) shares, so the Plan, as amended and restated, increases the number of shares subject to options which may be granted under the Plan by four million (4,000,000). In the case of any individual participant, the maximum number of shares with respect to which options may be granted in any calendar year under the Plan may not exceed 500,000 shares of Common Stock. The limits on the numbers of shares described in this paragraph and the number of shares subject to any award under the Plan are subject to proportional adjustment as determined by the Stock Option/Compensation Committee of the Board (the "Committee"), to reflect certain stock changes, such as stock dividends and stock splits (see "Recapitalization Adjustments" below).

If any awards under the Plan expire or terminate unexercised, the shares of Common Stock allocable to the unexercised or terminated portion of such award shall again be available for award under the Plan.

Administration

The administration, interpretation and operation of the Plan will be vested in the Committee. Members of the Committee will be eligible to receive awards under the Plan. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the Plan.

Eligibility

Key employees, non-employee directors, consultants, or those who may become key employees, non-employee directors or consultants of the Company and/or its subsidiaries are eligible to receive awards under the Plan. Awards under the Plan will be made by the Committee. No determination has been made as to future awards which may be granted under the Plan, although it is anticipated that recipients of awards will include the current executive officers of the Company and non-employee directors (including members of the Committee).

Awards Under the Plan

Introduction. Awards under the Plan may consist of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"), as described below. All awards will be evidenced by an award agreement between the Company and the individual participant and approved by the Committee. In the discretion of the Committee, more than one award may be granted to an eligible employee.

A stock option is an award that entitles a participant to purchase shares of Common Stock at a price fixed at the time the option is granted. Stock options granted under the Plan may be in the form of ISOs (which qualify for special tax treatment) or NQSOs.

The exercise price and other terms and conditions of stock options will be determined by the Committee at the time of grant. In the case of ISOs, the exercise price per share may not be less than 100 percent of the fair market value of a share of Common Stock on the date of the grant. In addition, the term of any ISOs granted under the Plan may not exceed ten years. An option grant under the Plan does not provide an optionee any rights as a shareholder, and such rights will accrue only as to shares actually purchased through the exercise of an option.

Stock options granted under the Plan shall become exercisable at such time as designated by the Committee at the time of grant.

Payment for shares issuable pursuant to the exercise of a stock option may be made either in cash, by certified check, bank draft, or money order, or, if permitted by the Committee and applicable law, by delivery of shares of Common Stock already owned by the participant for at least six months, or by or some other form of payment acceptable to the Committee.

Changes in Capital Structure. Stock options granted under the Plan and any agreements evidencing such stock options and the maximum number of shares of Common Stock subject to all stock options shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such stock options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such stock option or
(ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event that the Company is merged or consolidated with another corporation or entity, all or substantially all of the assets of the Company are acquired by another person, the Company reorganizes or liquidates, or the Company enters into a written agreement to reorganize, liquidate, or sell all or substantially all of its assets, then the Committee may, in its discretion, cancel any outstanding stock options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer), or any combination thereof, the value of such stock options, based upon the excess of the fair market value, as determined by the Committee in good faith, of a share of Common Stock over the exercise price.

Amendment, Suspension Or Termination Of The Plan

Unless earlier terminated by the Board, the Plan shall terminate on October 9, 2005. The Board may amend, suspend or terminate the Plan (or any portion thereof) at any time. However, no amendment shall materially adversely affect the rights of any participant under any outstanding award, without the consent of such participant. The Predecessor Plan required shareholder approval of certain types of amendments, which the Plan, as amended and restated, no longer requires.

Certain Federal Income Tax Consequences Of The Plan

The following is a brief and general summary of some United States federal income tax consequences applicable to the Plan. The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction. Because the tax consequences of events and transactions under the Plan depend upon various factors, including an individual's own tax status, each participant who receives an award under the Plan should consult a tax advisor.

Incentive Stock Options. Stock options granted under the Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. Upon the grant of an incentive stock option, the optionee will not recognize any income. Generally, no income is recognized by the optionee upon the exercise of an incentive stock option. The optionee must increase his or her alternative minimum taxable income for the taxable year in which he or she exercised the incentive stock option by the amount that would have been ordinary income had the option not been an incentive stock option.

Upon the subsequent disposition of shares acquired upon the exercise of an incentive stock option, the federal income tax consequences will depend upon when the disposition occurs and the type of disposition. If the shares are disposed of by the optionee after the later to occur of (i) the end of the two-year period beginning the day after the day the incentive stock option is awarded to the optionee, or (ii) the end of the one-year period beginning on the day after the day the shares are issued to the optionee (the later of (i) or (ii) being the "ISO Holding Period"), any gain or loss realized upon such disposition will be long-term capital gain or loss, and the Company (or a subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise. For purposes of determining the amount of such gain or loss, the optionee's tax basis in the shares will be the option price.

Generally, if the shares are disposed of by the optionee in a taxable disposition within (i) the two-year period beginning on the day after the day the option was awarded to the optionee, or (ii) the one-year period beginning on the day after the day the shares are issued to the optionee, the excess, if any, of the amount realized (up to the fair market value of the shares on the exercise date) over the option price will be compensation taxable to the optionee as ordinary income, and the Company generally will be entitled to a deduction (see "Limits on Deductions" below) equal to the amount of ordinary income realized by the optionee. Any amount realized upon such a disposition by the optionee in excess of the fair market value of the shares on the exercise date will be capital gain.

If an optionee has not remained an employee of the Company during the period beginning with the grant of an incentive stock option and ending on the day three months (one year if the optionee becomes disabled) before the date the option is exercised (other than in the case of the optionee's death), the exercise of such option will be treated as the exercise of a non-qualified stock option with the tax consequences described below.

Non-Qualified Stock Options. In general, upon the grant of a non-qualified stock option, an optionee will not recognize any income. At the time a nonqualified option is exercised, the optionee will recognize compensation taxable as ordinary income, and the Company generally will be entitled to a deduction (see "Limits on Deductions" below), in an amount equal to the difference between the fair market value on the exercise date of the shares acquired pursuant to such exercise and the option price. Upon a subsequent disposition of the shares, the optionee will recognize long- or short-term capital gain or loss, depending upon the holding period of the shares. For purposes of determining the amount of such gain or loss, the optionee's tax basis in the shares will be the fair market value of such shares on the exercise date.

Effect of Share-for-Share Exercise. If an optionee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, generally the optionee will not recognize any gain or loss on such tendered shares. However, if the shares tendered in connection with any share-for-share exercise were previously acquired upon the exercise of an incentive stock option, and such share-for-share exercise occurs during the ISO Holding Period for such shares, then there will be a taxable disposition of the tendered shares with the tax consequences described above for the taxable dispositions during the ISO Holding Period of the shares acquired upon the exercise of an incentive stock option.

If the optionee tenders shares upon the exercise of a nonqualified option, the optionee will recognize compensation taxable as ordinary income and the Company generally will be entitled to a deduction (see "Limits on Deductions" below) in an amount equal only to the fair market value of the number of shares received by the optionee upon exercise which is in excess of the number of tendered shares, less any cash paid by the optionee.

Limits on Deductions. Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.

The Company has structured the Plan so that the Company may claim a deduction in connection with (i) the exercise of non-qualified stock options and (ii) the disposition during the ISO Holding Period by an optionee of shares acquired upon the exercise of incentive stock options, provided that, in each case, the requirements imposed on qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder are satisfied with respect to such awards.

Additional Information. The recognition by an employee of compensation income with respect to a grant or an award under the Plan will be subject to withholding for income and employment tax purposes. If an employee, to the extent permitted by the terms of a grant or award under the Plan, uses shares of Common Stock to satisfy the federal income and employment tax withholding obligation, or any similar withholding obligation for state and local tax obligations, the employee will recognize a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of Common Stock.

                                   * * * * * *

At December 31, 2000 the total number of outstanding shares of Common Stock was 30,611,154 shares. The closing price of the Common Stock on the National Association of Securities Dealers Quotations system (NASDAQ) on January 11, 2001 was $6.25 per share. At December 31, 2000 the total number of options outstanding granted under the Predecessor Plan was 3,274,600, of which 565,000 options were held by Executive Officers as a group.

Effective Date

The Plan as amended and restated is effective on January 1, 2001, the date of its approval by the Board of Directors subject to shareholder approval. The Plan will terminate on October 9, 2005 except with respect to awards then outstanding. After such date no further awards will be granted under the Plan unless the Plan is extended by the Board.

Approval Of The Vertex Interactive, Inc. Amended And Restated Stock Option Plan, As Amended And Restated Effective January 1, 2001.

To become effective, the Vertex Interactive, Inc. Amended and Restated Stock Option Plan must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal by the holders of the shares of Common Stock entitled to vote thereat.

The Board of Directors recommends that the stockholders vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         On November 30, 1999 the Company and Sax, Macy, Fromm & Co., P.C.("Sax, Macy") mutually agreed to cease the client auditor relationship. Sax, Macy's report upon the Company's financial statements for its fiscal years ended July 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal years ended July 31, 1999 and July 31, 1998, and the interim period from August 1, 1999 to November 30, 1999 (the "Interim Period"): (i) there were no disagreements (of the nature contemplated by Item 304 (a) (1) (iv) of Regulation S-K) between Company and Sax, Macy and (ii) there were no reportable events of the nature contemplated by
Item 304 (a)(1) (v)(A)-(D) of Regulation S-K.

         On November 30, 1999, the Company engaged Ernst & Young LLP as its independent auditors for the Company's new fiscal year ending September 30, 1999. The Company's Audit Committee approved the appointment of Ernst & Young LLP as the Company's auditors through the distribution of the Ernst & Young LLP engagement letter to the members of the Committee. During the Company's two fiscal years ended July 31, 1999 and July 31, 1998 and the Interim Period, the Company did not consult Ernst & Young LLP with respect to any of the matters contemplated by Item 304 (a)(2)(i)-(ii) of Regulation S-K.

         Ernst & Young LLP currently serves as the Company's independent public accountants. The Board of Directors, upon the recommendation of the Audit Committee, has selected Ernst & Young LLP, independent accountants, as auditors of the Company to examine and report to shareholders on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending on September 30, 2001.

         Representatives of Ernst & Young LLP will be present at the Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions from shareholders.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements included in the Annual Report on Form 10K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

         The committee discussed with the Company's independent auditors the overall scope and plan for their audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held four meetings during fiscal 2000.

         In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission. The committee has also recommended to the board that Ernst & Young LLP be selected as the Company's independent auditors.

                                           Audit Committee
                                               Gregory Thomas, Chairman
                                               Otto Leistner, Member
                                               George Powch, Member


                                  OTHER MATTERS

         The Board of Directors knows of no other matters to come before the meeting. Should any unanticipated business properly come before the meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

         The cost of preparing and mailing this Proxy Statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Solicitation will be made by mail. Such costs are estimated to be less than $20,000. Some personal solicitation may be made by directors, officers and employees without special compensation, other than reimbursement for expenses.

         Proposals which stockholders wish to include in the Company's proxy materials relating to the 2001 Annual Meeting of Stockholders must be received by the Company no later than September 30, 2001.

         It is important that proxies be returned promptly. Stockholders are urged to sign and date the enclosed proxy and return it promptly in the accompanying envelope.

                                         By order of the Board of Directors,

                                         Raymond J. Broek
                                         Raymond J. Broek
                                         Chief Financial Officer/Treasurer


Clifton, New Jersey
January 16, 2001

                                                            APPENDIX A

                            VERTEX INTERACTIVE, INC.

                              AMENDED AND RESTATED
                                STOCK OPTION PLAN

                  AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001
                 (FORMERLY, THE INCENTIVE STOCK OPTION PLAN OF VERTEX
                               INTERACTIVE, INC.)

                                    * * * * *


          1. PURPOSE. The purpose of the Vertex Interactive, Inc. Amended and Restated Stock Option Plan (the "Plan") is to further and promote the interests of Vertex Interactive, Inc. (the "Company"), its Subsidiaries (as defined below) and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate key employees, non-employee directors and consultants, or those who may become key employees, non-employee directors or consultants, and to align the interests of those individuals and the Company's shareholders.


          2. CERTAIN DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings set forth below:


               2.1 "Award Agreement" shall mean the agreement executed by a Participant pursuant to Sections 3.2 and 10.4 of the Plan in connection with the granting of a Stock Option.

               2.2 "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

               2.3 "Code" shall mean the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

               2.4 "Committee" shall mean the committee established from time to time in the sole discretion of the Board to administer the Plan, as described in
Section 3 of the Plan, and consisting solely of two or more directors who are non-employee directors for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, and who are outside directors for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.

               2.5 "Common Stock" shall mean the Common Stock of the Company or any security of the Company issued by the Company in substitution or exchange therefore.

               2.6 "Company" shall mean Vertex Interactive, Inc. a New Jersey corporation, or any successor corporation to Vertex Interactive, Inc.


               2.7 "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan (and the relevant Award Agreement) that is intended to be (and is specifically designated as) an "incentive stock option" within the meaning of Section 422 of the Code.


               2.8 "Non-Qualified Stock Option" means any Stock Option granted pursuant to Section 6 of the Plan (and the relevant Award Agreement) that is not (and is specifically designated as not being) an Incentive Stock Option.

               2.9 "Participant" shall mean any individual who is selected from time to time under Section 5 to receive a Stock Option under the Plan.

               2.10 "Plan" shall mean the Vertex Interactive, Inc. Stock Option Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

               2.11 "Stock Option" shall mean an award granted to a Participant pursuant to Section 6 of the Plan.

               2.12 "Subsidiary(ies)" shall mean any corporation (other than the Company), partnership or limited liability company in an unbroken chain of entities, including and beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock, partnership or membership interests in one of the other entities in such chain.

       3. ADMINISTRATION.

               3.1 General. The Plan shall be administered by the Committee.


               3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation and administration of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation and administration of the Plan including, without limitation, (a) selecting the Plan's Participants, (b) granting Stock Options in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Stock Options as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to the selection for participation in the Plan and/or the granting of any Stock Options to Participants. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or implementation of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Stock Options under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

         4. TERM OF PLAN/COMMON STOCK SUBJECT TO PLAN.

               4.1 Term. The Plan shall terminate on October 9, 2005, except with respect to Stock Options then outstanding. After such date no further Stock Options shall be granted under the Plan.

               4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Stock Options may be granted under the Plan, subject to adjustment as provided in Section 8.2 of the Plan, shall not exceed eight million (8,000,000) shares of Common Stock. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan. If any Stock Options expire unexercised or are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Stock Options shall again be available for grants of Stock Options under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement.

          5. ELIGIBILITY. Individuals eligible for Stock Options under the Plan shall be determined by the Committee in its sole discretion and shall be limited to key employees, non-employee directors of and consultants to the Company and its Subsidiaries, and persons who may become such key employees, non-employee directors and consultants.

          6. STOCK OPTIONS.

               6.1 Terms and Conditions. Stock Options granted under the Plan shall be in respect of Common Stock and may be in the form of Incentive Stock Options and Non-Qualified Stock Options (sometimes referred to collectively herein as "Stock Options"). Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and to any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement.

               6.2 Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve. Special provisions shall apply to Incentive Stock Options granted to any employee who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent corporation or any Subsidiary of the Company, within the meaning of Section 424(e) and (f) of the Code (a "10% Shareholder").

               6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee in its sole discretion at the time of grant and indicated in the Participant's Award Agreement; provided, however, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of the grant of such Incentive Stock Option; provided, further, however, that in the case of a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date of grant.

               6.4 Term. The term of each Stock Option shall be such a period of time as is fixed by the Committee; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years (five (5) years, in the case of a 10% Shareholder) after the date immediately preceding the date on which the Incentive Stock Option is granted.

               6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company, or, if permitted by the Committee, in its sole discretion, by delivery of shares of Common Stock already owned by the Participant for at least six (6) months, or by such other form of payment as shall be acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

               6.6 Maximum Grant. During any calendar year, no Participant may receive Stock Options to purchase more than 500,000 shares of Common Stock under the Plan.

          7. NON-TRANSFERABILITY OF STOCK OPTIONS. Unless otherwise provided in the Participant's Award Agreement, no Stock Option under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or pursuant to the laws of interstate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgments, alimony, or separate maintenance. Unless otherwise provided in a Participant's Award Agreement, during the lifetime of the Participant Stock Options are exercisable only by the Participant.

          8. CHANGES IN CAPITALIZATION AND OTHER MATTERS.

               8.1 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Stock Options granted hereunder shall not limit, affect or restrict in any way the right or power of the Board to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board, the Committee, the Company or any Subsidiary, or any employees, officers, shareholders or agents of the Company or any Subsidiary, as a result of any such action.

               8.2 Changes in Capital Structure. Stock Options granted under the Plan and any agreements evidencing such Stock Options, the maximum number of shares of Common Stock subject to all Stock Options stated in Section 4.2, and the maximum number of shares subject to Stock Options that a Participant can receive in any calendar year pursuant to Section 6.6 shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such Stock Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Stock Option or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

               Notwithstanding the above, in the event of any of the following,

                  A. The Company is merged or consolidated with another corporation or entity;

                  B. All or substantially all of the assets of the Company are acquired by another person;

                  C.       The reorganization or liquidation of the Company; or

                  D. The Company entering into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion, cancel any outstanding Stock Options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer), or any combination thereof, the value of such Stock Options, based upon the excess of the fair market value, as determined by the Committee in good faith, of a share of Common Stock over the exercise price.

          9. AMENDMENT, SUSPENSION AND TERMINATION.


               9.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Stock Options, without the consent of such Participant.

               9.2 Award Agreement Modifications. The Committee may, in its sole discretion, amend or modify at any time and from time to time the restrictions, terms and conditions of any outstanding Stock Option in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially established the restrictions, terms and conditions of such Stock Option. No such amendment or modification shall, however, materially and adversely affect the rights of any Participant under any such Stock Option without the consent of such Participant.

         10. MISCELLANEOUS.

               10.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option, any federal, state, local, foreign or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

               10.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Stock Option, nor the execution of any Award Agreement, shall confer upon any employee, director or consultant of the Company or any Subsidiary any right to continued employment, Board membership or consulting relationship with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment, directorship or consulting relationship of any employee, director or consultant at any time for any reason, even if such termination adversely affects such Participant's Stock Options.

               10.3 Listing, Registration and Other Legal Compliance. No Stock Options or shares of the Common Stock shall be required to be issued or granted under the Plan or any Award Agreement unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of Common Stock delivered under the Plan may bear appropriate legends and may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed, and any applicable securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the granting of any Stock Option, or the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Stock Option, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

               10.4 Award Agreements. Each Participant receiving a Stock Option under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the award set forth therein and in the Plan.

               10.5 Designation of Beneficiary. Each Participant to whom a Stock Option has been granted under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or to receive any payment which under the terms of the Plan and the relevant Stock Option Agreement may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

               10.6 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

               10.7 Effective Date. The Plan shall be effective as of the date of its approval by the Board, subject to the approval of the Plan by the Company's shareholders in accordance with Sections 162(m) and 422 of the Code and the regulations promulgated thereunder.

                                                     APPENDIX B

                            VERTEX INTERACTIVE, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

         Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

         The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.4. below).

IV.      RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes

8. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

9. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints DONALD W. ROWLEY, RAYMOND J. BROEK and BARBARA
H. MARTORANO and each of them as proxies with power of substitution to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders on February 6, 2001 at 600 Madison Avenue, 26th Floor, New York, NY at 10:00 a.m., or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, as specified, respecting the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting.

   A vote FOR Items 1 and 2 is recommended by the Board of Directors:

(1)  ELECTION OF DIRECTORS
     FOR all nominees listed below (except as                         WITHHOLD AUTHORITY
     marked to the contrary below)         [ ]                        to vote for all nominees listed below  [ ]

     Hugo H. Biermann, Nicholas R. H. Toms, Gregory N. Thomas, Wayne L. Clevenger, Stephen M. Duff, Otto Leistner, George A.
     Powch and Joseph R. Robinson
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below)
     -----------------------------------------------------------------------------------------------------------------------
(2)  Adoption of the Amended and Restated Stock Option Plan with 8,000,000 shares available for issuance.

                                           FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

This proxy will be voted in accordance with stockholder specifications. Unless directed to the contrary, this proxy will be voted for Items 1 and 2. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting may exercise the powers conferred herein. Receipt of accompanying Notice of Meeting and Proxy Statement is hereby acknowledged.

                                                 Date ____________________, 2001
                                                 _______________________________
                                                 Signature _____________________
                                                 (Please sign name as fully and
                                                 exactly as it appears opposite.
                                                 When signing in a fiduciary or
                                                 representative capacity, please
                                                 give full title as such. Where
                                                 more than one owner, each owner
                                                 should sign. Proxies executed
                                                 by a Company should be signed
                                                 in full corporate name by duly
                                                 authorized officers.)

           PLEASE MARK, SIGN, DATE AND MAIL IN ENCLOSED ENVELOPE TO:
                        SECURITIES TRANSFER CORPORATION
                        2591 DALLAS PARKWAY -- SUITE 102
                              FRISCO, TEXAS 75034
                                   OR FAX TO:
                           FAX NUMBER: (469) 633-0088
                              ATTN: PROXY DEPARTMENT